Exhibit 4.8

                             SF HOLDINGS GROUP, INC.
                              SHARE INCENTIVE PLAN

     1. Purpose.
        -------
                  The SF Holdings Group, Inc. Share Incentive Plan (the "Plan") is intended to provide incentives which will attract, retain and motivate highly competent persons as full-time, salaried employees, directors and consultants of SF Holdings Group, Inc. (the "Company") and of any Subsidiary (as defined in
Section 6(d) below) or affiliate, direct or indirect, now existing or hereafter formed or acquired, by providing them opportunities to acquire shares of non-voting Class D common stock, par value $.001 per share, of the Company ("Common Stock") or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined below) described herein. Furthermore, the Plan is intended to assist in aligning the interests of the Company's full-time, salaried employees, directors and consultants with those of its stockholders.

     2. Administration.
        --------------

                  (a) The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors of the Company from among its members (which may be the Company's Compensation Committee) and shall be comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii)
"outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall be authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Committee shall be liable for any act or failure to act hereunder, except in circumstances involving his or her willful misconduct, or for any act or failure to act hereunder by any other member or by any agent to whom duties in connection with the administration of the Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a Subsidiary or an affiliate, direct or indirect, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's willful misconduct.

                  (b) The Committee may  delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

     3. Participants.
        ------------
                  Participants will consist of such full-time, salaried employees, directors and consultants of the Company or any Subsidiary or affiliate, direct or indirect, as the Committee in its sole discretion determines to be in a position to have an impact upon the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefits as granted to the participant in any other year. The Committee shall consider such factors as it

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deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

     4. Type of Benefits.
        ----------------
                  Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Performance Awards and (e) Stock Units (each as described below and, collectively, the "Benefits"). Stock Awards, Performance Awards, and Stock Units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 11 hereof. Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

     5. Common Stock Available Under the Plan.
        -------------------------------------

                  (a) The aggregate number of shares of Common Stock that may be subject to Benefits, including Stock Options, granted under the Plan shall be 95,995 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 13 hereof. The maximum number of shares of Common Stock with respect to which Benefits may be granted or measured to any individual participant under the Plan during the term of the Plan shall not exceed 9,600; provided, however, that the maximum number of shares of Common Stock with respect to which Stock Options and Stock Appreciation Rights may be granted to an individual participant under the Plan during the term of the Plan shall not exceed 9,600 (in each case, subject to adjustments made in accordance with Section 13 hereof). Any shares of Common Stock subject to a Stock Option or Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised, any shares of Common Stock subject to Stock Awards, Performance Awards or Stock Units which are forfeited, any shares of Common Stock subject to Performance Awards settled in cash or any shares of Common Stock delivered to the Company as part or full payment for the exercise of a Stock Option or Stock Appreciation Right shall again be available for Benefits under the Plan.

                  (b)  Pursuant  to  the  terms  of  the  Company's  Amended and
Restated Certificate of Incorporation, as amended, immediately following consummation of an underwritten initial public offering of shares of common stock of the Company, the Common Stock may be converted into shares of voting stock of the Company.

     6. Stock Options.
        -------------
                   The Committee may, in its discretion, grant Stock Options to participants at any time and from time to time. Stock Options shall consist of awards that will enable the holder to purchase a number of shares of Common Stock at set terms and conditions. Stock Options may be "incentive stock options" ("Incentive Stock Options"), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock
Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

                  (a)  Exercise Price. Each Stock Option granted hereunder shall
                       --------------
have such per-share exercise price as the Committee may determine at the date of grant; subject to subsection (d) below.

                  (b)  Payment of Exercise Price.  The  Stock  Option   exercise
                       -------------------------
price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable, by delivering to the Secretary of the Company an executed promissory note (or such other form of indebtedness) on such terms and conditions as the Committee shall determine in its sole discretion, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Secretary of the Company together with a copy of

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irrevocable  instructions  to a broker to deliver  promptly  to the  Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where, upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.

                  (c)  Exercise Period.  Stock  Options  granted  under the Plan
                       ---------------
shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, subject to subsection (d) below, that no Stock Option shall be exercisable later than ten years after the date it is granted except in the event of a participant's death, in which case, the exercise period of such participant's Stock Options may be extended beyond such period but no later than one year after the participant's death. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement at the date of grant.

                  (d)  Limitations on Incentive Stock Options.  Incentive  Stock
                       --------------------------------------
Options may be granted only to participants who are employees of the Company or a Subsidiary (as defined in Section 424(f) of the Code) or Parent (as defined in Section 424(e) of the Code) of the Company at the date of grant. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per share exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten years after the date on which it is granted; provided, however, that Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company, unless the exercise price is fixed at not less than 110% of the Fair Market Value of the Common Stock as of the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such Stock Option. The method of payment of the exercise price of an Incentive Stock Option shall be determined at the date of grant and specified in the award agreement.

     7. Stock Appreciation  Rights.
        --------------------------
                   The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of, and without relation to, Stock Options. A Stock Appreciation Right means a right to receive a payment, in cash, Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which may be less than the Fair Market Value), of such shares of Common Stock as of the date the right is granted, all as determined by the Committee.

     8. Stock Awards.
        ------------
                  The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares of Common Stock, the right of the Company to reacquire such shares of Common Stock for no consideration upon termination of the participant's employment within specified periods, and may constitute Performance-Based Awards, as described in

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Section 11 hereof.  The Committee may require the  participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares of Common Stock be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends.

     9. Performance Awards.
        ------------------

                  (a)  The Committee may,  in  its discretion, grant Performance
Awards to participants at any time and from time to time. Performance Awards may constitute Performance-Based Awards, as described in Section 11 hereof. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each participant. Such Performance Awards may be in the form of shares of Common Stock or Stock Units. Performance Awards may be awarded as short-term or long-term incentives. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.

                 (b) With respect to those Performance Awards that are not intended to constitute Performance-Based Awards, the Committee shall have the authority at any time to make adjustments to performance targets for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of such targets the Committee shall have precluded its authority to make such adjustments.

                  (c) Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

     10.Stock Units.
        -----------

                  (a) The Committee may, in its discretion, grant Stock Units to participants at any time and from time to time. The Committee shall determine the criteria for the vesting of Stock Units. Stock Units may constitute Performance-Based Awards as described in Section 11 hereof. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the award agreement shall specify. Shares of Common Stock issued pursuant to this Section 10 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined below).

                  (b) Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such Stock Unit or a participant has elected to defer payment under subsection (c) below, shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee provides for the payment of the Stock Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the participant.

                  (c) Prior to the date on which a Stock Unit may vest, the Committee may permit a participant to elect not to receive a distribution upon the vesting of such Stock Unit and for the Company to continue to maintain the Stock Unit on its books of account. In such event, the value of a Stock Unit shall be payable in cash or shares of Common Stock pursuant to the agreement of deferral.

                  (d) A "Stock Unit" means a notional account representing one share of Common Stock. A "Dividend Equivalent Right" means the right to receive the amount of any dividend paid on the

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
share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.

     11.Performance-Based  Awards.
        -------------------------
                   Certain Benefits granted under the Plan may be granted in a manner such that the Benefits qualify for the performance-based compensation exemption of Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards is to be based upon one or more of the following factors: net sales, pretax income before allocation of corporate overhead and bonus, budget, earnings per share, net income, division, group or corporate financial goals, return on stockholders'

equity, return on assets, attainment of strategic and operational initiatives, appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company, market share, gross profits, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, economic value-added models and comparisons with various stock market indices, reductions in costs or any combination of the foregoing. With respect to Performance-Based Awards, (i) the Committee shall establish in writing (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (y) the individual employees or class of employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and (ii) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal.

     12.Foreign Laws.
        ------------
                    The Committee may grant Benefits to individual participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted pursuant to this Section 12 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

     13.Adjustment Provisions; Change in Control.
        ----------------------------------------

                  (a) If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company (each, a "Change Event"), an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee will have authority to adjust, in an equitable manner, the number and kind of shares of Common Stock that may be issued under the Plan, the number and kind of shares of Common Stock subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Benefits; provided,

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however, that any such arithmetic adjustment to a Performance-Based  Award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. Appropriate adjustments may also be made by the Committee in the terms of any Benefits under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance
periods;   provided,   however,   that  any  such  arithmetic  adjustment  to  a
Performance-Based Award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. In addition, other than with respect to Stock Options, Stock Appreciation Rights and other awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, except with the consent of the affected participant, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code and (ii) no such adjustment shall be made which would render such Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

                  (b) Notwithstanding any other provision of the Plan, in the event of a Change in Control (as defined below) of the Company, the Committee, in its discretion, may take such actions as it deems appropriate with respect to outstanding Benefits without the consent of any participant, including, without limitation, accelerating the exercisability or vesting of such Benefits or providing for the assumption or replacement of Benefits by a successor corporation.

                  The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right to the extent vested, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

                  For purposes of this Section 13(b), a "Change in Control" of the Company shall be deemed to have occurred only upon any of the following events: (i) a person or entity or group of persons or entities, acting in concert, shall become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of securities of the Company representing fifty-one percent (51%) or more of the combined voting power of the issued and outstanding common stock of the Company (a "Significant Owner"), unless such shares are originally issued to such Significant Owner by the Company, (ii) a sale of all or substantially all of the assets of the Company or
(iii) any other event which the Committee determines to constitute a change of control of the Company.

     14. Re-Purchase  Option.
         -------------------
                   A participant who holds a vested Stock Option or shares of Common Stock issued pursuant to a Stock Option may, by notice to the Secretary of the Company, request that the Company repurchase such vested Stock Option or shares of Common Stock. The Committee, in its sole discretion, may (but shall not be obligated to) authorize such repurchase on such terms and conditions as the Committee deems appropriate, including without limitation, the price and the form of consideration.

     15.Nontransferability of Benefits and Common Stock.
        -----------------------------------------------

                  (a) Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option

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
or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit other than an Incentive Stock Option may permit the transferability of a Benefit by a participant solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit; provided, however, that any such transferee shall agree in writing on a form prescribed by the Committee to be bound by all provisions of the Benefit and the Plan.

                  (b) Except as otherwise expressly provided in the award agreement or authorized in writing by the Committee, no participant shall effect or facilitate any transfer, sale, assignment, pledge, hypothecation, gift, placement in trust (voting or otherwise) or transfer by operation of law (other than by way of a merger or consolidation of the Company) of, creation of a security interest in or lien on, or any other encumbering or disposition (directly or indirectly and whether or not voluntary) of, any shares of Common Stock issued to a participant pursuant to the Plan or pursuant to any Benefit granted under the Plan (including shares of Common Stock acquired upon the occurrence of a Change Event and shares of Common Stock issued upon the conversion, exchange or exercise of securities received in connection with such Change Event). No transfer in violation of the Plan shall be made or recorded on the books of the Company and any such transfer shall be void and of no force or effect. All shares of Common Stock issued to a participant pursuant to the Plan or pursuant to any Benefit granted under the Plan (including shares of Common Stock acquired upon the occurrence of a Change Event and shares of Common Stock issued upon the conversion, exchange or exercise of securities received in connection with such Change Event) may be transferable to the executor or administrator of the estate of the deceased participant or by will or the laws of descent and distribution, or to the Company and/or its designee(s) (each such transferee, together with any transferee listed in the following sentence, being a "Permitted Transferee"). At the discretion of the Committee, a participant may transfer shares of Common Stock issued pursuant to the Plan or pursuant to any Benefit granted under the Plan (including shares of Common Stock acquired upon the occurrence of a Change Event and shares of Common Stock issued upon the conversion, exchange or exercise of securities received in connection with such Change Event) to the participant's spouse, siblings, parents, children or grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons; provided, however, that any Permitted Transferee shall agree in writing on a form prescribed by the Committee to be bound by all provisions of the Plan. The provisions of this
Section 15(b) shall terminate upon the registration by the Company of a class of equity securities pursuant to Section 12 of the Exchange Act.

     16.Compliance  with  Securities  Laws.
        ----------------------------------
                   The Company  shall not in any event  be obligated to file any registration statement under the Securities Act of 1933, as amended (the "Securities Act") or any applicable state or foreign securities laws, to permit the issuance of any Common Stock pursuant to the Plan or pursuant to any Benefit granted under the Plan in violation of the Securities Act or any applicable securities laws. Each participant (or such participant's Permitted Transferee or legal representative in the event of the participant's Disability) shall, as a condition to his or her right to receive such shares of Common Stock, deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may deem necessary or appropriate to ensure that the issuance of shares of Common Stock is not required to be registered under the Securities Act or any applicable securities laws. "Disability" shall mean (i) permanent disability as defined under the appropriate provisions of the applicable long-term disability plan maintained for the benefit of employees of the Company or any Subsidiary of the Company who are regularly employed on a salaried basis, (ii) if no such long-term disability plan exists, an inability to perform a participant's employment duties and responsibilities by reason of any physical or mental condition for a period of 26 weeks during any 12-month period in connection with the same physical or mental condition or (iii) another meaning agreed to in writing by the

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
Committee and the participant; provided, however, that in the case of a participant holding an Incentive Stock Option, "disability" shall have the meaning specified in Section 22(e)(3) of the Code.

                  Certificates for shares of Common Stock, when issued, shall have substantially the following legends, or statements of other applicable restrictions, endorsed thereon:

         "THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF THE COMPANY'S SHARE INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO PURSUANT THERETO.

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND ACCORDINGLY NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY SUCH LAWS APPLICABLE THERETO AND THE RULES AND REGULATIONS THEREUNDER."

                  No legend relating to registration under the Securities Act shall be required for shares of Common Stock issued pursuant to an effective registration statement under the Securities Act and in accordance with applicable state or foreign securities laws.

     17.Other  Provisions.
        -----------------
                   The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, at the date of grant, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits in the event of a change of control of the Company (whether or not a Change in Control), for the payment of the value of Benefits to participants in the event of a change of control of the Company (whether or not a Change in Control), or to comply with federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

     18.Fair  Market  Value.
        -------------------
                   For purposes of the Plan and any Benefits awarded hereunder, Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date, so long as such date is not more than 30 days prior to such date of calculation) if the
Common Stock is readily tradable on a national securities exchange or other market system. If the Common Stock is not readily tradable or if the Common Stock was last traded on a national securities exchange or other market system on a date more than 30 days prior to such date of calculation, Fair Market Value of a share of Common Stock shall be an amount as reasonably determined by the Committee either (i) considering the enterprise value of the Company to be equal to seven (7) times EBITDA less the aggregate of long-term debt and accreted book-value of preferred stock outstanding or (ii) in good faith as the fair market value of a share of Common Stock. For purposes of section, "EBITDA" shall mean, the consolidated net income of the Company for the twelve-month period ending the last day of the calendar month prior to such date of calculation, calculated in accordance with generally accepted accounting principles consistently applied before deducting interest expense, income tax expense, depreciation and amortization but in any event excluding all extraordinary items and all gains or losses realized on sales of assets sold outside the ordinary course of business.

     19.Withholding.
        -----------
                  All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the Subsidiary or affiliate of the Company that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing Subsidiary or affiliate of the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

     20.Tenure.
        ------
                  A participant's right,if any, to continue to serve the Company or any of its subsidiaries or affiliates as a director, officer, employee, consultant or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

     21.Unfunded  Plan.
        --------------
                   Participants  shall  have  no  right,   title,   or  interest
whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company and such right shall be expressly subordinate to all indebtedness of the Company and its Subsidiaries for borrowed money. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

     22.No Fractional  Shares.
        ---------------------
                    No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     23.Duration,  Amendment and Termination.
        ------------------------------------
                    No Benefit shall be granted more than ten (10) years after the Effective Date. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no action authorized by this
Section 23 shall reduce the amount of any existing Benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan may be made without approval of the stockholders of the Company if the amendment will (i) increase the total number of shares of Common Stock which may be issued under the Plan; (ii) change the types of factors on which Performance-Based Awards are to be based under the Plan; or (iii) modify the requirements as to eligibility for participation in the Plan.

     24.Governing Law.
        -------------
                  The Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

     25.Effective Date.
        --------------

                  (a) The Plan shall be effective as of the date of its adoption by the Board (the "Effective Date"); provided, however, that the Plan is approved by the stockholders of the Company within 12 months of the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive any Benefits hereunder. Any Benefits granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Benefit, the Committee specifies otherwise at the time of grant), but no such Benefit may be exercised or settled and no restrictions relating to any Benefit may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Benefit shall be cancelled.

                  (b) The  Plan  shall   terminate   on January 29, 2010 (unless
sooner terminated by the Committee).